UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2024

Aspira Women’s Health Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12117 Bee Caves Road, Building III, Suite 100, Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 519-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2024, Aspira Women’s Health Inc. (the “Company”) expanded its senior management team with the addition of Sandra Milligan, M.D., J.D. as President, effective as of April 1, 2024 and reporting to Nicole Sandford, who will remain Chief Executive Officer.  Dr. Milligan, age 60, has over twenty-five years of experience in the healthcare sector. Prior to joining the Company, Dr. Milligan served as Executive Vice President, Research and Development at Organon. Prior to that, she served in executive roles of increasing responsibility at innovative biopharmaceutical companies such as Amgen, Genentech and Merck. She has demonstrated success in supporting pipeline and product development in both oncology and non-oncology disease areas, with recent emphasis in women’s health. Dr. Milligan is a known and respected leader in women’s health who drives cross-functional strategies to achieve corporate success. Dr. Milligan earned a Doctor of Medicine from the George Washington University School of Medicine as well as a Juris Doctor from Georgetown University Law Center. After serving as a General Medical Officer in the US Army Medical Corps, she began her corporate career as an attorney in healthcare and corporate law prior to joining the pharmaceutical industry. Dr. Milligan also currently serves on the board of Gossamer Bio.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Dr. Milligan and any of the Company’s directors or executive officers, and there is no arrangement or understanding between Dr. Milligan and any other person pursuant to which she was appointed as an officer of the Company. Dr. Milligan does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Pursuant to the terms of an employment agreement, effective on April 1, 2024 (the “Employment Agreement”), between the Company and Dr. Milligan, the Company will pay Ms. Milligan an annual base salary of $400,000. In addition, Ms. Milligan will be eligible for a bonus of up to 50% of her base salary (prorated for partial years) for achievement of corporate goals to be defined by the Company’s Chief Executive Officer (the “CEO”) and approved by the Board of Directors. The exact payment terms of such bonus, if any, are to be set by the Compensation Committee of the Board of Directors in its sole discretion. During the term of her employment, Dr. Milligan will also be entitled to the Company’s standard benefits covering employees at her level. If Dr. Milligan’s employment is terminated without cause or resigns for good reason (as these terms are defined in the Employment Agreement) at any time following the date that is twelve (12) months following the Effective Date, and provided that she complies with certain requirements (including signing a standard separation agreement release and complying with the non-competition provision in the Employment Agreement), under the Employment Agreement: (i) she will be entitled to continued payment of her base salary as then in effect for a period of six (6) months following the date of termination and (ii) she will be entitled to continued health and dental benefits through COBRA premiums paid by the Company until the earlier of six (6) months after termination or the time that she obtains employment with reasonably comparable or greater health and dental benefits.

The Employment Agreement additionally provides that Dr. Milligan will be granted a stock option award with respect to 30,000 shares of Company common stock on, or as soon as administratively practicable after, April 1, 2024, subject to approval by the Compensation Committee of the Board of Directors, and subject to the terms and conditions of the Company’s 2019 Stock Incentive Plan and a stock option award agreement in a form substantially similar to that used by the Company for other senior executives of the Company (each such award, an “Option”). Each Option shall have a per share exercise price equal to the closing price per share of Company common stock as of the applicable grant date. The stock options vest 25% on each of the first four anniversaries of the grant date, subject to Dr. Milligan’s continued employment with the Company. The Option shall remain exercisable until the earliest to occur of (i) the 12-month anniversary of the date of Dr. Milligan’s termination of employment, (ii) the date on which the Options would have expired if Dr. Milligan’s employment had continued through the full term of the Option and (iii) the date on which Dr. Milligan breaches this Agreement, the PIIA or any other agreement between Dr. Milligan and the Company or any of its affiliates. Additionally, the Employment Agreement provides that if Dr. Milligan’s employment is terminated without cause or for good reason within the 12-month period following a change of control (as such term is defined in the Employment Agreement), then, in addition to the benefits above, 100% of any then-unvested options to purchase Company common stock previously granted by the Company will vest upon the date of such termination (subject to earlier expiration at the end of the option’s original term).

Under the Employment Agreement, Dr. Milligan is subject to a non-competition covenant and a non-solicitation covenant, each extending for 12 months following the termination of Dr. Milligan’s employment with the Company, as well as a mutual non-disparagement covenant.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Aspira Women’s Health Inc. and Sandra Milligan effective April 1, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRA WOMEN’S HEALTH INC.

Date: March 21, 2024	By:	/s/ Torsten Hombeck
Torsten Hombeck
Chief Financial Officer